As filed with the Securities and Exchange Commission on February 28, 2022             Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________
YELP INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-1854266
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

350 Mission Street, 10th Floor
San Francisco, California 94105
(415) 908-3801
(Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)
_______________

2012 Equity Incentive Plan, As Amended
2012 Employee Stock Purchase Plan, As Amended
(Full title of the plan)
_______________

Aaron Schur
General Counsel
Yelp Inc.
350 Mission Street, 10th Floor
San Francisco, California 94105
(415) 908-3801
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
_______________

Copies to:
David G. Peinsipp
Siana E. Lowrey
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, California 94111
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_________________________________

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 5,051,964 shares of Common Stock of Yelp Inc. (the “Registrant”) issuable pursuant to the Yelp Inc. 2012 Equity Incentive Plan, as amended (the “2012 Plan”), and (ii) an additional 1,443,418 shares of Common Stock of the Registrant issuable pursuant to the 2012 Employee Stock Purchase Plan, as amended (the "2012 ESPP"). These additional shares of Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-180221) was filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2012. These additional shares of Common Stock have become reserved for issuance as a result of the operation of an “evergreen” provision of each of the 2012 Plan and 2012 ESPP, which provides that the total number of shares subject to each such plan will be increased on the first day of each fiscal year pursuant to a specified formula.
PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:
(a)    The contents of the earlier registration statements on Form S-8 relating to the 2012 Plan, previously filed with the SEC on March 19, 2012 (File No. 333-180221), March 26, 2013 (File No. 333-187545), October 31, 2013 (File No. 333-192016), March 3, 2014 (File No. 333-194260), February 27, 2015 (File No. 333-202332), February 24, 2016 (File No. 333-209683), May 6, 2016 (File No. 333-211198), March 2, 2017 (File No. 333-216389), February 28, 2018 (File No. 333-223321), February 28, 2019 (File No. 333-229986), February 28, 2020 (File No. 333-236795) and February 26, 2021 (File No. 333-253610);
(b)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on February 25, 2022 (the “2021 10-K”);
(c)     The description of the Registrant’s Common Stock contained in a registration statement on Form 8-A/A filed with the SEC on September 23, 2016 (File No. 001-35444) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 of the 2021 10-K; and
(d)    The Registrant’s Current Reports on Forms 8-K filed with the SEC on January 10, 2022, January 31, 2022, February 3, 2022 and February 16, 2022.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of Yelp Inc., as amended.	8-K	001-35444	3.1	7/8/2020
3.2	Amended and Restated Bylaws of Yelp Inc.	8-K	001-35444	3.1	1/31/2022
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2	Form of Common Stock Certificate.	8-A/A	001-35444	4.1	9/23/2016
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on signature page).					X
99.1	Yelp Inc. 2012 Equity Incentive Plan, as amended.	8-K	001-35444	10.2	2/13/2019
99.2	Form of Option Agreement and Grant Notice and RSU Award Agreement and Grant Notice under the Yelp Inc. 2012 Equity Incentive Plan, as amended.	S-1/A	333-178030	10.17	2/3/2012
99.3	Form of Performance Restricted Stock Unit Award Agreement and Grant Notice under the Yelp Inc. 2012 Equity Incentive Plan, as amended.	8-K	001-35444	10.2	2/16/2022
99.4	2012 Employee Stock Purchase Plan, as amended.	8-K	001-35444	10.2	9/23/2016
107	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 28th of February, 2022.

YELP INC.

By: /s/ David Schwarzbach
David Schwarzbach
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Schwarzbach and Aaron Schur, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeremy Stoppelman	Chief Executive Officer and Director	February 28, 2022
Jeremy Stoppelman	(Principal Executive Officer)

/s/ David Schwarzbach	Chief Financial Officer	February 28, 2022
David Schwarzbach	(Principal Financial Officer and Principal Accounting Officer)

/s/ Diane Irvine	Chairperson	February 28, 2022
Diane Irvine

/s/ Fred D. Anderson, Jr.	Director	February 28, 2022
Fred D. Anderson, Jr.

/s/ Christine Barone	Director	February 28, 2022
Christine Barone

/s/ Robert Gibbs	Director	February 28, 2022
Robert Gibbs

/s/ George Hu	Director	February 28, 2022
George Hu

/s/ Sharon Rothstein	Director	February 28, 2022
Sharon Rothstein

/s/ Brian Sharples	Director	February 28, 2022
Brian Sharples

/s/ Tony Wells	Director	February 28, 2022
Tony Wells